Pacific Select Fund NSAR 06-30-06
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS


The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000892569-06-000595 filed on April 27, 2006, and incorporated by reference herein:

Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for the Aggressive Growth, Financial Services and Equity Income Portfolios

Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for the Diversified Bond and International Small-Cap Portfolios